March 20, 2007
Securities and Exchange Commission 450 Fifth Street, N.W. Washington, DC 20549

RE:	Benda Pharmaceutical Inc. f/k/a
Applied Spectrum Technologies Inc.

Ladies and Gentlemen:

We have read the statements made by Benda Pharmaceutical, Inc. f/k/a Applied Spectrum Technologies, Inc. in Item 4.01 of the accompanying Amendment No. 2 to Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours, /s/ Rotenberg & Co., LLP Rotenberg & Co., LLP